Exhibit 10.10
                                              CONFIDENTIAL TREATMENT REQUESTED

                                LICENSE AGREEMENT

THIS AGREEMENT, effective as of November 20, 1995, (the "EFFECTIVE DATE"), by and between THOMAS JEFFERSON UNIVERSITY ("TJU"), a not-for-profit corporation, formed under the laws of the Commonwealth of Pennsylvania, and having its principal place of business at the 11th and Walnut Streets, Philadelphia, Pennsylvania 19107, and Walden Laboratories, Inc. ("COMPANY"), a Delaware corporation having its principal place of business at 375 Park Avenue, New York, NY, 10152.

                                   WITNESSETH

WHEREAS, TJU is engaged in programs of research in the medical and health fields, and possesses know-how, materials, and patent rights relating to the development of immunotherapeutic vaccines for the treatment of malignant melanoma and other carcinomas developed by Dr. David Berd (the "INVENTION"); and

WHEREAS, TJU is the owner of U.S. Patent Application Serial No. 08/520,649 filed on 8 May 1990 entitled "Treatment Of Human Cancer With A Haptenized Tumor Vaccine," (the "BASIC TJU APPLICATION") and has the exclusive right to grant the licenses set forth hereinbelow; and

WHEREAS, TJU and COMPANY are parties to a Research Agreement of even date herewith under which COMPANY is funding research by Dr. David Berd related to the INVENTION ("RESEARCH AGREEMENT"); and

WHEREAS, COMPANY does not now make or sell any products which embody the INVENTION, but desires to do so; and

WHEREAS, COMPANY desires to secure the exclusive right and license to use, develop, manufacture, have manufactured, market, and exploit any inventions, improvements, technical

"***" denotes confidential portion that has been redacted ("Marked Portion").

information, technology, know-how, or proprietary rights discovered or developed by TJU during its performance of the RESEARCH AGREEMENT; and

WHEREAS, COMPANY desires to receive from TJU licenses to develop, commercially manufacture, and sell products embodying the INVENTION and TJU is willing to grant COMPANY and its AFFILIATES (as hereinafter defined) such licenses.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be bound thereby, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

1.01 "PARTIES or PARTY" shall mean COMPANY or TJU in singular or plural usage, as indicated by the context.

1.02 The term "PATENT RIGHTS" shall mean the BASIC TJU APPLICATION and any divisions, continuations, continuations-in-part, or foreign counterparts thereof, or any Letters Patent issuing thereon or reissue, extension or reexamination thereof and any applications covering inventions or improvements discovered by TJU through, by or under the direction of Dr. David Berd during the performance of the RESEARCH AGREEMENT.

1.03 The term "VALID CLAIM" shall mean a claim of an issued patent or pending patent application within PATENT RIGHTS so long as such claim shall not have been disclaimed by TJU or shall not have been held invalid in an unappealed or unappealable decision rendered by a tribunal of proper jurisdiction. Any such claim finally held invalid shall be considered canceled from the PATENT RIGHTS, effective as of the


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

date such claim is finally held invalid by a tribunal of proper jurisdiction in an unappealable decision.

1.04 The term "TJU KNOW-HOW" shall mean information and materials developed by TJU related to the INVENTION (including, but not limited to, pharmaceutical, chemical, biological and biological products, information, trade secrets, know-how, technical and non-technical data, materials, methods and processes and any drawings, plans, diagrams, specifications and/or other documents containing such information) which is provided by TJU to COMPANY.

1.05 The term "PRODUCTS" shall mean any products covered by a VALID CLAIM in the country of manufacture, use or sale, or any other products, the normal and customary use of which, or the use of which pursuant to the associated labeling, is in the performance of processes covered by a VALID CLAIM in the country of manufacture, use or sale, or that are employed as one or more claimed elements, claimed components, or claimed processes in a product covered by a VALID CLAIM in the country of manufacture, use or sale, or any products based on or developed using TJU KNOW-HOW.

1.06 The term "AFFILIATE" with respect to any entity shall mean any individual, company, firm, partnership or other entity which, directly or indirectly, owns, is owned, controls, controlled by, or is under common control with such entity. The term "CONTROL" means the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of such entity or the right to receive over fifty percent (50%) of the profits or earnings of such entity.

1.07 The term "CUSTOMERS" shall mean users of PRODUCTS.


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1.08 The  term  "SALE"  shall  mean the  transfer  of  PRODUCTS  by  COMPANY  or
AFFILIATES to CUSTOMERS in exchange for cash, an invoice for cash, cash equivalents, or other consideration.

1.09 The term "NET SALES REVENUE" means the cash consideration or fair market value of cash equivalents attributable to the SALE of any PRODUCTS by COMPANY or AFFILIATES, less qualifying costs directly attributable to such SALE. Such qualifying costs shall be limited to the following:

     (i) Discounts, in amounts customary in the trade, for quantity purchases, prompt payments and for wholesalers and distributors;

     (ii) Credits or refunds, not exceeding the original invoice amount, for claims or returns;

     (iii) Prepaid transportation insurance premiums;

     (iv) Prepaid outbound transportation expenses and packaging;

     (v) Unit sales and use taxes imposed by a governmental agency.

In the event of use of a product solely for clinical testing or research and development purposes, then no royalty shall be due or payable to TJU pursuant to
Article 3.04 or otherwise. In addition to the deductions listed in (i)-(v) above, NET SALES REVENUE may also be reduced as follows: (a) if after use of its best efforts, COMPANY or an AFFILIATE can not collect moneys owed to it on account of which royalties were paid, COMPANY and TJU will confer in effort to reduce NET SALES REVENUE proportionately to the bad debt deductions actually written off


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

by COMPANY during such period and (b) should a bankruptcy event occur for a sublicensee or a customer of COMPANY or an AFFILIATE and monies are owed to COMPANY or an AFFILIATE by such sublicensee or customer suffering said bankruptcy event, then such monies shall be deemed uncollectible and COMPANY shall not therefore owe royalties on account of the NET SALES REVENUE of such debts and a proportionate deduction to NET SALES REVENUE shall be made on account or royalties previously paid, unless and until payment to the COMPANY or AFFILIATE is made, at which time royalties shall be payable to TJU. Transfer of PRODUCTS to an AFFILIATE for SALE by the AFFILIATE to a CUSTOMER shall not be considered a SALE; in the case of such a transfer, the NET SALES REVENUE shall be based on the gross revenue of PRODUCTS sold by the AFFILIATE.

1.10 The term "AGREEMENT YEAR" shall mean the yearly period beginning on the EFFECTIVE DATE and each succeeding year thereafter for the term of the AGREEMENT.

1.11 The term "PROVIDER" shall mean any individual, organization, or other legal entity which provides patient care services or cell therapy services, including but not limited to, public or private, for-profit or not-for-profit hospitals, academic research institutions, academic healthcare institutions, cancer treatment centers or managed care organizations.

1.12 The term "FIRST FINANCING" shall mean the first financing in which COMPANY raises equity funding from sources other than The Castle Group, 375 Park Avenue, New York, NY ("CASTLE") or its AFFILIATES of, in total, at least *** provided, however, that the FIRST FINANCING may include an offering conducted by Paramount Capital, 375 Park Avenue, New York, NY, and investments made by any funds managed by Aries Financial Services Inc., New York, NY, in such Paramount-


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

led offering provided that in the aggregate such Aries investments represent less than *** of such offering.

1.13 The term  "PHILADELPHIA  REGION" shall mean the area within a  seventy-five
(75) mile radius of the City of Philadelphia, Pennsylvania, except the State of New York.

1.14 The term "FDA" shall mean the U.S. Food and Drug Administration or any successor agency.

ARTICLE II - GRANT OF LICENSES

2.01 TJU hereby grants to COMPANY an exclusive worldwide right and license under PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, and import PRODUCTS and to grant the purchaser of such products the right to use such purchased products in accordance with PATENT RIGHTS, subject to TJU retaining the right to practice under PATENT RIGHTS for its own research and patient care purposes on a non-commercial basis.

2.02 The rights granted to COMPANY hereunder are subject to any prior rights which the U.S. Government (or any of its agencies) may have in or to the PATENT RIGHTS, as a result of 35 U.S.C. 200 et seq. or otherwise.

2.03 TJU hereby grants to COMPANY the right to grant sublicenses under PATENT RIGHTS to make, use, and sell PRODUCTS and to grant the purchaser of such PRODUCTS the right to use such purchased products in accordance with PATENT RIGHTS, provided that such sublicenses contain provisions at least as favorable to TJU as those contained in the AGREEMENT, and that a complete and accurate copy written in the English language is submitted to TJU thirty (30) days after signing such


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

sublicenses. Regardless of the terms of such sublicense, COMPANY shall remain jointly and separately liable to TJU under the present AGREEMENT for all obligations, including royalties, under this AGREEMENT, and any act or omission of a sublicensee which would be a breach of this AGREEMENT if performed by COMPANY shall be deemed to be a breach by COMPANY of this AGREEMENT.

2.04 Should COMPANY choose to pursue a commercialization strategy of granting exclusive sublicenses under PATENT RIGHTS to PROVIDERS in particular geographic regions, then TJU shall have the first option to be the exclusive PROVIDER in the PHILADELPHIA REGION, under terms at least as favorable to TJU as terms negotiated between COMPANY and any other PROVIDER, then or in the future.

2.05 Subject to any regulatory restrictions, TJU shall have the right of first refusal to act as a clinical site for any COMPANY-sponsored human clinical trials of the INVENTION, under terms no less favorable to TJU than the terms offered then or thereafter to other potential clinical sites.

ARTICLE III - PAYMENTS

3.01 In partial consideration of the grant of the exclusive rights and license to COMPANY hereunder, COMPANY will issue to TJU that number of shares of its Common Stock ("COMMON STOCK") that will represent seven and one-half percent (7.5%) of the total outstanding securities of the COMPANY after giving effect to all issuances by the COMPANY of securities prior to the FIRST FINANCING and, in consideration of his role as co-founder and Chairman of the Scientific Advisory Board, COMPANY will issue to Dr. David Berd that number of shares of COMMON STOCK (together with the shares issued to TJU, the "SHARES") that will


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

represent seven and one-half percent (7.5%) of the total outstanding securities of the COMPANY after giving effect to all issuances by the COMPANY of securities prior to the FIRST FINANCING. It is understood between the PARTIES that prior to the FIRST FINANCING, CASTLE and/or its AFFILIATES will provide initial funding for COMPANY operations, and may acquire rights to additional technologies from third parties and recruit management for COMPANY. The above percentages of stock owned by TJU and Dr. Berd shall not be reduced based on these events prior to the FIRST FINANCING, however, funds invested by CASTLE and/or its AFFILIATES prior to the FIRST FINANCING many be converted into equity at a price equal to at least 75% of the price paid by third party investors in the FIRST FINANCING, subject to proper disclosure to the third party investors.

In the event that COMPANY elects to finance the COMPANY in the FIRST FINANCING or subsequent financings prior to an initial public offering or at any time prior to the SHARES being publicly traded by issuing additional shares of the COMPANY or securities convertible to shares of the COMPANY, COMPANY shall provide at least thirty (30) days prior written notice to TJU and Dr. Berd of such election, and TJU and Dr. Berd shall each have the right, exercised by notice to COMPANY no later than thirty (30) days after receipt of such prior notice from COMPANY, to participate in any COMPANY financing under the same terms offered to other investors in COMPANY at such financing to maintain their percentage ownership in COMPANY at a level of up to the level it was at prior to such financing. TJU and Dr. Berd shall each have the right to participate in the FIRST FINANCING under the same terms offered to other investors in the FIRST FINANCING to maintain their percentages of ownership in the COMPANY at a level of up to seven and one-half percent (7.5%) each. It is understood that if funds invested by CASTLE or its AFFILIATES


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

prior to the FIRST FINANCING are converted into equity, then TJU and Dr. Berd shall each have the right to invest up to seven and one-half percent (7.5%) of the funds invested in the FIRST FINANCING plus an amount sufficient to purchase up to seven and one-half percent (7.5%) of the number of SHARES which CASTLE or its AFFILIATES receive from converting such funds invested prior to the FIRST FINANCING into equity.

  a.  Restrictions on Transfer and Registration Rights

     (i) Restriction on Transferability: The SHARES shall not be transferable in the absence of a registration under the SECURITIES ACT of 1933, as amended (the "SECURITIES ACT") or an exemption therefrom. COMPANY shall be entitled to give stop transfer instructions to the transfer agent with respect to the SHARES in order to enforce the foregoing restrictions.

     (ii) Restrictive Legend: Each certificate representing the SHARES shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF (A "TRANSFER") UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A SUBSCRIPTION AGREEMENT BETWEEN THE REGISTERED HOLDER AND THE CORPORATION (THE "AGREEMENT") (A COPY OF WHICH IS ON FILE WITH SECRETARY OF THE CORPORATION AND WHICH WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE). THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES


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

OR "BLUE SKY" LAWS. ACCORDINGLY, NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE AGREEMENT AND (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AMENDMENT THERETO UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

  b. Registration of SHARES

     (i) Registration on Demand: At any time twelve (12) months after COMPANY has completed an initial public offering of its COMMON STOCK (the "IPO"), each of TJU and Dr. Berd will have the right, on one occasion during the period ending five (5) years from the date hereof after completion of such initial public offering, to require COMPANY to file a REGISTRATION STATEMENT on Form S-3 ( the "REGISTRATION STATEMENT") with the SEC under the SECURITIES ACT to register the resale of the SHARES, or, if Form S-3 is not available, to otherwise effect the registration or resale of the SHARES. COMPANY will use its best efforts to have such REGISTRATION STATEMENT declared effective as soon as possible.

     (ii) Piggyback Registration: If COMPANY proposes at any time one year after COMPANY has completed the IPO during the period ending five (5) years from the date hereof for any reason to register any of its securities under the SECURITIES ACT (other than pursuant to a REGISTRATION STATEMENT on Forms S-8, S-4 or similar or successor form), it shall each such time promptly give written notice to each of Dr. Berd and TJU of its intention so to do, and, upon the written request of either (a "SELLING SHAREHOLDER"), given within 30 days after receipt of any such notice, to register any of such party's SHARES (which request shall specify the SHARES intended to be sold or disposed


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

of such party and shall state the intended method of disposition of such SHARES), COMPANY shall use its best efforts to cause all such SHARES to be registered under the SECURITIES ACT promptly upon receipt of the written request of a SELLING SHAREHOLDER for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof as set forth in such request) by a SELLING SHAREHOLDER. In the event that the proposed registration by COMPANY is, in whole or in part, an underwritten public offering of securities of COMPANY, any request pursuant to this Section 3.01 (b) to register SHARES may specify that such SHARES are to be included in the underwriting (a) on the same terms and conditions as the SHARES of COMMON STOCK, if any, otherwise being sold through underwriters under such registration or (b) on terms and conditions comparable to those normally applicable to offerings of COMMON STOCK in reasonably similar circumstances in the event that no SHARES of COMMON STOCK, other than such party's SHARES, are being sold through underwriters under such registration; provided, however, that the "piggyback" registration rights shall be subject to the cutback in the sole discretion of the underwriter for the COMPANY, provided that such cutback is on a pro rata basis with all other SHARES to be sold in such offering, except for
(i) those SHARES that are newly issued by the COMPANY and (ii) those SHARES that are subject to the demand rights of other parties.

     (iii) Termination of Registration Rights: In addition, the right of any holder to request registration shall terminate on the closing of the IPO if all SHARES of REGISTRABLE SECURITIES (as defined below) held by such holder may immediately be sold under Rule 144 or Rule 701 during any ninety (90) day period, or on such date after the IPO date that the SHARES can be sold freely without restriction during any ninety (90) day period under the SECURITIES ACT, provided that the REGISTRATION


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

RIGHTS in 3.01b(i) and 3.01b(ii) shall be available until such time as Rule 144 or Rule 701 is available for sale of the REGISTRABLE SECURITIES.

(iv) If the COMPANY files a registration statement with the Securities and Exchange Commission in connection with a public offering of the COMPANY's securities, the Holder, by accepting the SHARES of COMMON STOCK or other equity securities, agrees, if so requested by the COMPANY, that such Holder will not directly or indirectly sell, transfer, make any short sale of, grant any option for the purchase of, or otherwise dispose of any shares of COMMON STOCK or other equity securities of the COMPANY during the thirty (30) day period ending, and the one hundred eighty (180) day period beginning (or any such other period as is required by the underwriter of such offering to the extent that such period is the same for all other shareholders of the COMPANY) on the first date of the effectiveness of such registration statement. Upon request, the Holder will sign an agreement in reasonable form to such effect with the underwriter of such an offering.

  c. About Registration

     (i) COMPANY shall pay all REGISTRATION EXPENSES (as defined below) in connection with any registration, qualification or compliance hereunder, and a SELLING SHAREHOLDER shall pay all SELLING EXPENSES (as defined below) and other expenses that are not REGISTRATION EXPENSES relating to the securities ("REGISTRABLE SECURITIES") resold by such Selling Shareholder. "REGISTRATION EXPENSES" shall mean all expenses, except for SELLING EXPENSES, incurred by COMPANY in complying with the registration provisions of this AGREEMENT, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for COMPANY, blue sky fees and


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

expenses and the expense of any special audits incident to or required by any such registration. "SELLING EXPENSES" shall mean all selling commissions and discounts, underwriting fees and stock transfer taxes applicable to the REGISTRABLE SECURITIES and all fees and disbursements of counsel for such SELLING SHAREHOLDER.

     (ii) In the case of any registration effected by COMPANY pursuant to these registration provisions, COMPANY will use its best efforts to: (i) prepare and file with the SEC such amendments and supplements to the REGISTRATION STATEMENT and the prospectus used in connection with the provisions of the SECURITIES ACT with respect to the disposition of the REGISTRABLE SECURITIES; (ii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the SELLING SHAREHOLDER from time to time may reasonably request; (iii) cause all such REGISTRABLE SECURITIES registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by COMPANY are then listed or quoted; (iv) provide a transfer agent and registrar for all REGISTRABLE SECURITIES registered pursuant to the REGISTRATION STATEMENT and a CUSIP number for all such REGISTRABLE SECURITIES; (v) comply with all applicable rules and regulations of the SEC; and (vi) file the documents required of COMPANY and otherwise use its best efforts to maintain requisite blue sky clearance in (a) all jurisdictions in which any of the SHARES is originally sold and (b) all other states specified in writing by the SELLING SHAREHOLDER, provided as to clause (b), however, that COMPANY shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.


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

     (iii) A SELLING SHAREHOLDER shall furnish to COMPANY such information regarding it and the distribution proposed by it as COMPANY may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. Such SELLING SHAREHOLDER shall represent that such information is true and complete.

     (iv) When a SELLING SHAREHOLDER is entitled to sell and gives notice of its intent to sell pursuant to a REGISTRATION STATEMENT, COMPANY shall furnish to such SELLING SHAREHOLDER a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such SHARES, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

  d. Indemnification and Contribution

     (i) COMPANY agrees to indemnify and hold harmless each of TJU and Dr. Berd from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such SELLING SHAREHOLDER may become subject (under the SECURITIES ACT or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any claim by a third party asserting any untrue statement of a material fact or omission of a material fact contained in a REGISTRATION STATEMENT, on the effective date thereof, or arise out of any failure by COMPANY to fulfill any undertaking included in such REGISTRATION STATEMENT, and COMPANY will, as incurred, reimburse such SELLING SHAREHOLDER for any legal or other


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

expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that COMPANY shall not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement made in such REGISTRATION STATEMENT in reliance upon and in conformity with written information furnished to COMPANY by or on behalf of such SELLING SHAREHOLDER specifically for use in preparation of such REGISTRATION STATEMENT to the extent that such untrue statement was made in such REGISTRATION STATEMENT in reliance upon and conformity with written information about TJU furnished to COMPANY by TJU legal counsel specifically for use in preparation of such REGISTRATION STATEMENT or (ii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to such SELLING SHAREHOLDER prior to the pertinent sale or sales by such SELLING SHAREHOLDER.

     (ii) TJU agrees to indemnify and hold harmless the COMPANY, the COMPANY's directors, officers, employees and agents and each person who controls the COMPANY within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each and all of them from any liabilities arising out of legal action based upon an untrue statement made in such REGISTRATION STATEMENT in reliance upon and conformity with written information about TJU furnished to COMPANY by TJU legal counsel specifically for use in preparation of such REGISTRATION STATEMENT.

     (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3.01(d), such indemnified person shall notify the indemnifying person in writing of such claim or of the


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

commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonable satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

     (iv) The  obligations  of  COMPANY  and a SELLING  SHAREHOLDER  under  this
Section 3.01(d) shall be in addition to any liability which COMPANY and such SELLING SHAREHOLDER may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls COMPANY or such SELLING SHAREHOLDER within the meaning of the SECURITIES ACT.

  e. Sales by CASTLE

     Prior to the initial offering by the COMPANY of its securities, neither CASTLE nor its AFFILIATES will sell, transfer or otherwise dispose of for consideration any SHARES of COMMON STOCK of COMPANY unless TJU and Dr. Berd have the opportunity to include in such sale, transfer or disposition of the

SHARES, on the same terms and conditions as CASTLE or of its AFFILIATES on a pro rata basis based on the relative percentage of ownership of each party.

  f. Representations and Warranties

     (i) Authorization of SHARES: The issuance and delivery to TJU and Dr. Berd of the SHARES have been duly authorized by all requisite corporate action of COMPANY and COMPANY has full corporate power and lawful authority to issue and deliver the SHARES on the terms and conditions contemplated herein, and, when so issued and delivered, the SHARES will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any similar rights of the stockholders of COMPANY or any liens or encumbrances arising through COMPANY.

     (ii) Capitalization: Prior to the issuance of the stock, COMPANY will provide a capitalization table to both TJU and Dr. Berd.

3.02 In further consideration of the rights and licenses herein granted to it, COMPANY shall pay to TJU an initial non-refundable license fee of *** within thirty (30) days of the EFFECTIVE DATE of this AGREEMENT. Said initial license fee is not creditable against royalties or any other payment due to TJU from COMPANY for the life of this AGREEMENT.

3.03 In further consideration of the rights and licenses herein granted to it, COMPANY shall pay to TJU milestone fees according to the following schedule within thirty (30) days of COMPANY achieving such milestones. Milestone fees are not creditable against royalties or any other payment due to TJU from COMPANY for the life of this AGREEMENT:

     (i)  A  $  ***   non-refundable   fee   upon   initiation   of  the   first
     COMPANY-sponsored clinical trial that is approved either by the FDA or comparable international agency;

     (ii) A $ *** non-refundable fee upon the first filing by COMPANY of an NDA with the FDA or comparable international agency with respect to PRODUCTS;

     (iii) A $ *** non-refundable fee upon receipt by the COMPANY of approval from the FDA or comparable International agency to market PRODUCTS, or if such approval is not required as a result of Congressional or international governments action, the marketing of PRODUCTS.

3.04 In further consideration of the rights and licenses herein granted to it, COMPANY shall pay to TJU a royalty of *** on worldwide NET SALES REVENUE of PRODUCTS sold by COMPANY and its AFFILIATES each calendar year, subject to deducting any credits pursuant to Article 7.01(b) of this AGREEMENT.

3.05 COMPANY shall pay TJU *** of all revenue received from third parties who have been granted any rights in PATENT RIGHTS by COMPANY, including but not limited to, license fees, up-front payments, royalties, milestone payments, and installment payments, but excluding funding received by COMPANY from such third parties which is designated by the third parties for funding research at COMPANY related to the INVENTION, provided that such revenue shall not be less than:

     [i] *** of NET SALES

     REVENUE by the sublicensee, if an agreement between the COMPANY and a third party granting any rights under PATENT RIGHTS or TJU KNOW-HOW is entered into by COMPANY during the first AGREEMENT YEAR;

     [ii] *** of NET SALES REVENUE by the sublicensee, if an agreement between COMPANY and a third party granting any rights under PATENT RIGHTS or TJU KNOW-HOW is entered into by COMPANY during the second AGREEMENT YEAR;

     [iii] *** of NET SALES REVENUE by the sublicensee, if an agreement with a third party granting any rights under PATENT RIGHTS or TJU KNOW-HOW is entered into by COMPANY during the third AGREEMENT YEAR.

3.06 If COMPANY becomes subject to a bankruptcy or asset seizure event, all payments then or thereafter due and owing to COMPANY from its sublicensees shall upon notice from TJU to any such sublicensee become directly payable to TJU for the account of COMPANY.

3.07 Royalties for PRODUCTS, whether a patent within PATENT RIGHTS has issued or is pending, are payable in all markets where PRODUCTS are made, used, sold, practiced or administered.

ARTICLE IV - GOVERNMENT APPROVALS

4.01 COMPANY shall, at its own expense, obtain all filings and clearances from governmental agencies which COMPANY in its discretion deems necessary and take proper action which

COMPANY in its discretion deems necessary to develop, promote, market, and sell PRODUCTS. Said request for market clearance shall be filed with the necessary governmental agencies by COMPANY as soon as reasonably practical after a commercial embodiment of such PRODUCTS is developed by or for COMPANY.

4.02 TJU agrees to cooperate with COMPANY, at COMPANY expense, to provide reasonable assistance where appropriate in obtaining any such clearance. Any expense incurred by TJU in assisting COMPANY's said efforts will be directly reimbursed to TJU by COMPANY within thirty (30) days following receipt of invoice, or paid directly by COMPANY to vendors within thirty (30) days following TJU's receipt of invoice.

4.03 COMPANY shall indemnify, defend, and hold harmless TJU, its trustees, officers, staff and agents from any and all liability, judgments or expenses arising from failure to obtain any such clearance or violation of any governmental regulation related to PRODUCTS.

ARTICLE V - BOOKS OF ACCOUNTS AND REPORTS

5.01 COMPANY shall keep and shall require its AFFILIATES and sublicensees to keep complete and accurate records of the SALES of PRODUCTS and all data necessary for the computation of payments to be made to TJU hereunder. TJU shall have the right to nominate an independent Certified Public Accountant who shall have access to COMPANY's records and those of its AFFILIATES and sublicensees during reasonable business hours for the purpose of verifying the payments made in accordance with this AGREEMENT. Such right may be exercised no more than two times per calendar year with reasonable notice to COMPANY. The cost of the accountant's services shall be borne by TJU, unless the accountant discovers any discrepancy in payment to TJU by an amount equal to the greater of *** in which case the cost of the accountant's services shall be borne by COMPANY.

5.02 Royalty payments to TJU shall be made within thirty (30) days of the end of each AGREEMENT YEAR on worldwide NET SALES REVENUE of PRODUCTS by COMPANY, AFFILIATES, and sublicensees. Such payments to TJU shall be accompanied by a statement showing all sales of PRODUCTS, including the gross sales revenue and qualifying costs of PRODUCTS sold by COMPANY, its AFFILIATES and its sublicensees, and such other particulars as are necessary for the account of the payments to be made pursuant to this AGREEMENT. Payment of the amount due shall accompany such statement.

5.03 All payments hereunder shall be payable by COMPANY to TJU in United States Dollars by check or checks to the order of "Thomas Jefferson University."

5.04 To the extent sales may have been made by COMPANY in a foreign country, such royalty payment shall be made in United States dollars on the basis of conversion, from the currency of such foreign country, at the rate of exchange quoted by New York Clearing House Banks for outbound telegraphic transfers, on the last business day of the reporting period prior and shall be paid at the time and in the manner set forth above, provided however, that royalties based on sales in any foreign country shall be payable to TJU subject to the exchange rate and only after deducting for exchange and all other charges due foreign governments, including withholding taxes, currency exchange commissions, and transaction fees arising from the origin and transmittal of such royalties. In the event of royalties due in any country where the currency is blocked or where legal conversions of the currency billed cannot be made into United

States dollars, COMPANY will deposit such royalty payments in TJU's name in a bank designated by TJU within such country. If such royalties cannot be returned to the United States after one year of good faith efforts on the part of TJU to recover them, COMPANY shall be responsible to make payment to TJU in the United States in United States dollars.

5.05 COMPANY shall pay interest to TJU on overdue payments at a rate per annum which shall be the prime rate of Citibank N.A. of New York on the due date of the payment, plus two percent (2.0%).

ARTICLE VI - PERFORMANCE

6.01 In order to initiate commercial operations, COMPANY will raise a minimum of $500,000 of net operating capital during the first twelve (12) months following execution of this AGREEMENT. Following the initial twelve (12) month period, COMPANY shall use its reasonable best efforts to obtain financing to sustain commercial operations and to develop and bring to market the INVENTION described under PATENT RIGHTS.

6.02 COMPANY shall use its reasonable best efforts to develop, promote, sell, and maintain a market for PRODUCTS for treating melanoma and PRODUCTS for treating other carcinomas. On each anniversary of the EFFECTIVE DATE during the term of the AGREEMENT, COMPANY shall provide TJU with a written report detailing COMPANY's efforts to develop and market PRODUCTS for treating melanoma and PRODUCTS for treating other carcinomas during that AGREEMENT YEAR.

6.03 If COMPANY has not used reasonable best efforts to initiate COMPANY-sponsored FDA-approved clinical trials of PRODUCTS for treating melanoma by the second anniversary of this AGREEMENT, then TJU shall have the right to terminate COMPANY's rights in the field of melanoma. This shall not affect COMPANY's rights in other fields.

6.04 Subject to Paragraph 7 of the RESEARCH AGREEMENT, COMPANY will provide TJU with sponsored research funding of Dr. David Berd's laboratory at TJU for the first three (3) AGREEMENT YEARS in the amount of $220,094 for the AGREEMENT YEAR, $220,381 for the second (2) AGREEMENT YEAR, and $220,381 for the third (3) AGREEMENT YEAR. Notwithstanding the above, the COMPANY may in its discretion reduce sponsored research funding in the third (3) AGREEMENT YEAR to an amount not to fall below $100,000.

6.05 Following the third (3) AGREEMENT YEAR, COMPANY will spend a minimum of $500,000 per AGREEMENT YEAR on the development of the INVENTION until commercialized in the United States. If, following the third (3) AGREEMENT YEAR, the COMPANY files for United States marketing approval through a COMPANY-sponsored New Drug Application (NDA) or equivalent with the FDA, the COMPANY at that time may elect to spend less than $500,000 per AGREEMENT YEAR on the development of the INVENTION during the period of time that the NDA is under review by the FDA.

ARTICLE VII - PATENT PROSECUTION AND LITIGATION

7.01(a) TJU shall diligently prosecute and maintain PATENT RIGHTS utilizing counsel reasonably satisfactory to COMPANY. Following the EFFECTIVE DATE, COMPANY shall reimburse TJU for all ongoing costs related to PATENT RIGHTS, including all costs relating to preparation, filing and prosecution, issuance, reissuance, reexamination, interference and maintenance. COMPANY shall reimburse TJU or its attorneys within sixty (60) days of receiving an invoice for such costs. All reasonable costs incurred prior to the EFFECTIVE DATE of this AGREEMENT relating to PATENT RIGHTS, including all costs incurred by TJU relating to the preparation, filing and prosecution, issuance, reissuance, reexamination, interference and maintenance, shall be reimbursed to TJU by COMPANY within sixty (60) days after the FIRST FINANCING. TJU agrees to keep COMPANY reasonably well informed with respect to the status and progress of any patent prosecutions and maintenance activities, to consult in good faith with COMPANY and take into account COMPANY's reasonable comments and requests with respect thereto, and to permit COMPANY to have direct access to TJU's patent counsel to discuss such activities. Both parties agree to provide reasonable cooperation to each other to facilitate the prosecution of patents pursuant to this AGREEMENT.

In the event COMPANY wishes to relieve itself of any obligation to pay for the future reasonable expenses of preparation, filing, prosecution, issuance, reissuance, reexamination, interference or maintenance of any PATENT RIGHTS submitted to COMPANY by TJU under this paragraph, it may provide TJU with one-hundred and twenty (120) days notice of such decision, whereupon TJU may assume such costs and thereafter those PATENT RIGHTS for which COMPANY elects not to cover patent costs shall be the sole property of TJU and not be subject to the right and licenses provided for in ARTICLE II. COMPANY shall be responsible for all reasonable expenses incurred prior to, or as a result of irrevocable action taken prior to, the effective date of such decision.

Should TJU elect to abandon any patent applications or issued patent comprising PATENT RIGHTS, or if TJU otherwise fails to prosecute or maintain any PATENT RIGHTS, COMPANY shall have the right, but not the obligation, to commence or continue such prosecution and to maintain any such PATENT RIGHTS under its own control and expense. COMPANY shall then have no royalty or other obligation to TJU based solely on such PATENT RIGHTS which TJU elects to abandon, but COMPANY's obligations to TJU based on other PATENT RIGHTS or TJU KNOW-HOW shall remain unaffected.

7.01(b) On sales of a PRODUCT in a country other than the United States which are covered by an issued patent within PATENT RIGHTS in such country, COMPANY may apply as a credit against royalties on such sales due under Article 3.04 of this AGREEMENT *** of patent expenses paid by COMPANY in securing such patent covering such PRODUCT in such country. Patent expenses on a patent covering a particular PRODUCT or PRODUCTS in a particular country are not creditable against royalties on other PRODUCTS in such country or against royalties on such PRODUCTS in other countries.

7.02 COMPANY shall take the reasonably appropriate steps to ensure that, if eligible, TJU will be able to obtain patent term extension(s) pursuant to 35 U.S.C. 156 et seq., as appropriate. COMPANY shall keep TJU fully informed with respect to its submissions to governmental authorities for regulatory review for PRODUCTS which may be eligible for patent term extension. COMPANY acknowledges that time is of the essence with respect to submission of the application for patent term extension. COMPANY shall send written notice to TJU within three (3) business days of the date a PRODUCT receives permission under the provision of the law under which the applicable regulatory review period occurred for commercial marketing or use ("APPROVAL DATE"). COMPANY shall provide all necessary information in its possession and reasonable assistance in preparing an application, if TJU is eligible, for patent term extension in compliance with 35 U.S.C. 156 et. seq. and any applicable governmental regulations within thirty (30) days after APPROVAL DATE. COMPANY agrees to cooperate fully with TJU in preparing such application for patent term extension. If eligible, TJU shall file, in their own name, such application for patent term extension. COMPANY, if requested, agrees to join in such application for patent term extension. COMPANY shall fully support such application and shall provide such information as may reasonably be requested in support of the application by TJU or by the government.

7.03 Both TJU and COMPANY are responsible for notifying the other of any infringement of PATENT RIGHTS which may come to their attention. TJU and COMPANY shall consult one another in a timely manner concerning any appropriate response thereto.

7.04 COMPANY shall have the right, but not the obligation, to prosecute such infringement at its own expense. COMPANY shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on TJU or grants any rights to the PATENT RIGHTS, without TJU's prior written permission. Such rights shall be subject to the continuing right of TJU to intervene at TJU's own expense and join COMPANY in any claim or suit for infringement of the PATENT RIGHTS. Any consideration received by COMPANY in settlement of any claim or suit shall first be applied to pay the litigation expenses of COMPANY and TJU (proportionately based on the relative amounts of such expenses) and the balance shall be treated as royalties received by COMPANY from sublicensees and shared by TJU and COMPANY in accordance with Section 3.05 hereof. COMPANY may credit against payments of royalties hereunder one-half of any litigation costs, expenses, penalties, judgments or royalties assessed against COMPANY or its AFFILIATES pursuant to this Section 7.04, provided that royalties paid to TJU are not reduced by more than *** in any year with excess expenses carried over and credited against royalty payments in future years. Any royalties actually withheld from TJU under this paragraph shall be considered litigation expenses of TJU, which shall be reimbursed on a pro rata basis as described in this paragraph.

7.05 If COMPANY fails to prosecute such infringement, TJU shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, financial recoveries will be entirely retained by TJU.

7.06 In any action to enforce any of the PATENT RIGHTS, either party at the request and expense of the other party, shall cooperate to the fullest extent reasonably possible. This provision shall not be construed to require either party to undertake any activities, including legal discovery, at the request of any third party except as may be required by lawful process of a court of competent jurisdiction.

ARTICLE VIII - INDEMNIFICATION AND INSURANCE

8.01 COMPANY hereby waives any claim against TJU and agrees to indemnify, defend, and hold harmless, TJU, its trustees, officers, staff and agents, including Dr. David Berd, from all liabilities, demands, damages, expenses and losses (including attorneys' fees) arising out of, or in connection with this AGREEMENT (collectively the "INDEMNIFIED LOSSES"), including without limitation INDEMNIFIED LOSSES resulting from any use, sale, or other disposition of PRODUCTS, and any claim that COMPANY's use, sale, or other disposition of PRODUCTS infringes or violates any patent or other intellectual property rights, but excluding INDEMNIFIED LOSSES arising out of human clinical trials conducted at TJU under an investigator-sponsored IND not sponsored by the COMPANY. The indemnification rights contained herein are in addition to all rights which TJU may have at law, in equity, or otherwise.

8.02 Prior to the first COMPANY-sponsored clinical trial of any PRODUCTS, COMPANY shall obtain and maintain commercial general liability insurance, including commercial liability, product liability, and completed operations insurance coverage in the minimum amounts of five million dollars ($5,000,000) per loss, including coverage for any and all prior acts arising from the sale or use of PRODUCTS and contractual liability coverage which, by virtue of the aforementioned indemnification clause, makes the above identified indemnities named as additional insureds under this coverage. Evidence of extended reporting period coverage at original policy limits, if applicable, in the event either the insured or insurer cancels must also be provided. A certificate of insurance evidencing such coverage will be provided to TJU prior to the first COMPANY-sponsored clinical trial of PRODUCTS. Notwithstanding the foregoing, if the requirements of this Section 8.02 are not consistent with general industry norms or good business practices at the time, TJU agrees to discuss in good faith with COMPANY whether the above insurance requirement may be modified. Any such modification shall be in writing signed by both parties.

8.03 Neither TJU, its trustees, officers, staff nor agents assume any responsibility for the manufacture, or product specifications, or end use of any Product manufactured by or for or sold by COMPANY, it Affiliates, and its sublicensees. TJU expressly disclaims any and all implied warranties of merchantability or fitness for any particular purpose of any PRODUCT. Further, TJU makes no representation that PRODUCTS or their manufacturer or use will be free from liability for infringement of patents of third parties.

ARTICLE IX - DURATION AND TERMINATION

9.01 Unless sooner terminated as herein provided, this AGREEMENT shall continue in effect from the EFFECTIVE DATE until the expiration of the last to expire of the PATENT RIGHTS.

9.02 Subject to Section 10.09, this AGREEMENT, and all rights and licenses granted hereunder to COMPANY, may sooner be terminated as follows:

          a. By COMPANY, at any time giving TJU one hundred twenty (120) days advance written notice thereof, by paying all amounts due, including unpaid license fees and minimum and earned royalties on the PRODUCTS sold, prior to the EFFECTIVE DATE of termination, and by thereafter ceasing to develop, make, have made, use, sell offer to sell, and import PRODUCTS.

          b. By TJU effective immediately on written notice to COMPANY if
     COMPANY:

          (i) files or has filed against it a petition under the Federal Bankruptcy Act, which petition if for an involuntary proceeding shall not have been dismissed within ninety (90) days after the date of filing, or

          (ii) makes an assignment for the benefit of creditors or has a receiver appointed for it, if such receiver has not been dismissed within ninety (90) days after the date of filing, or otherwise takes advantage of laws designed for the relief of debtors, all to the extent permitted by the Bankruptcy Reform Act of 1978.

          c. By TJU upon written notice in the event COMPANY becomes more that forty-five (45) days in arrears in payment of any royalty or other payment due hereunder, including any minimum royalty payment, provided however that COMPANY shall have forty-five (45) days from said notice to cure such default by making all such payments.

          d. Should a PARTY hereto fail to perform any material covenant of this AGREEMENT on its part to be performed, then upon ninety (90) days written notice of such failure from the other PARTY, the PARTY in breach or default shall have ninety (90) days from the date of notice to correct the breach or default, and upon failure to do so, the PARTY not in breach or default may cancel and terminate this AGREEMENT upon written notice, unless this AGREEMENT shall require other remedies.

Termination of the AGREEMENT by either PARTY for any reason shall not relieve either PARTY of obligations accruing prior to the effective date of the termination.

ARTICLE X - MISCELLANEOUS

10.01 This AGREEMENT constitutes the entire understanding between the PARTIES with respect to the obligations of the PARTIES hereto, and supersedes and replaces all prior agreements, understandings, writings and discussions between the PARTIES relating to the subject matter of this AGREEMENT.

10.02 This AGREEMENT may be amended and any of its terms or conditions waived only by written instrument executed by the PARTIES. The failure of either PARTY at any time or times to require performance of any provision hereof shall in no manner affect its right at a latter time to enforce the same. No waiver by either PARTY of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

10.03 This AGREEMENT shall be binding upon and inure to the benefit of and be enforceable by the PARTIES hereto and their respective successors and assignees.

10.04 Any delays in or failure of performance by either PARTY under this AGREEMENT other than payment of obligations shall not be considered a breach of this AGREEMENT if and to the extent caused by occurrences beyond the reasonable control of the PARTY affected, including but not limited to acts of God; acts, regulations or laws of any government; strikes or other concerted acts of workers; fires; floods; explosions; riots; illness; death; incapacity; disability; wars; rebellion and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

10.05 COMPANY and TJU shall not use the name of the other or the names of any of the other's staff members, employees or students or any adaption thereof in any advertising, promotional or sales literature to the extent such use might imply a relationship between the PARTIES or approval or endorsement by TJU of any aspect described in this AGREEMENT, other than as may be required by law, without the prior written approval of the other PARTY which shall not be unreasonably withheld.

10.06 COMPANY shall be responsible for the compliance of PRODUCTS sold hereunder with all applicable laws and regulations. without limiting the foregoing, all PRODUCTS sold by COMPANY, its AFFILIATES and sublicenses shall be labeled with such legends and statements as may be required by applicable law or regulations.

10.07 Any notice required or permitted to be given hereunder shall be deemed sufficient if mailed by registered or certified mail (return receipt requested) or delivered by hand to the PARTY to whom such notice is required or permitted to be given.

All notices to TJU shall be addressed as follows:

                         Thomas Jefferson University
                         Office of Technology Transfer
                         1020 Locust Street
                         Philadelphia, PA 19107
                         Attention: Director, Technology Transfer
                         Telefax: (215) 923  5835

All notices to COMPANY shall be addressed as follows:

                         Carl Spana, Ph.D.
                         President
                         Walden Laboratories, Inc.
                         375 Park Avenue
                         Suite 1501
                         New York,  NY  10152
                         Telefax: (212) 832  4389

With copies to:
                         Michael S. Weiss, Esq.
                         Secretary
                         Walden Laboratories, Inc.
                         375 Park Avenue
                         Suite 1501
                         New York,  NY  10152


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

10.08 COMPANY, AFFILIATES and its sublicensees, if any, shall comply with all Federal and foreign jurisdiction laws in respect of patent marking, if any, but the selection, location and particulars of such marking shall be at COMPANY's discretion.

10.09 With regard to any disputes arising out of or in relation to this AGREEMENT that TJU and COMPANY cannot resolve among themselves without assistance, TJU and COMPANY agree to attempt to resolve such dispute through third-party mediation in accordance with the then-applicable rules of the American Arbitration Association. Any such dispute that is not resolved within thirty (30) days after a request for mediation by either of the parties shall be settled by arbitration to be held in Philadelphia, PA, and shall be conducted in accordance with the then-applicable Patent Arbitration Rules of the American Arbitration Association or any successor thereto. A single arbitrator with reasonable knowledge of or experience in the pharmaceutical or biotechnology industries shall be appointed by agreement of the PARTIES or, by mutual agreement the arbitration may be conducted by three arbitrators, with each PARTY selecting one and those arbitrators selecting the third. If the PARTIES shall not have agreed on mutually satisfactory arbitration panel within ten days of the request of any party for the arbitration hereunder, an arbitration panel shall be forthwith be appointed pursuant to the aforesaid rules of the American Arbitration Association. The panel may grant injunctions and any and all other forms of relief in such dispute permitted under the American Arbitration Association rules. The decision of the panel shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the panel's decision in any court having jurisdiction. As a part of any arbitration decision, the prevailing party in any such arbitration may be entitled to payment of its costs and expenses, including


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

attorneys' fees and expenses, by the other party.

10.10 This AGREEMENT and the rights and duties appertaining thereto may not be assigned by either party without first obtaining the prior written consent of the other. Any such purported assignment, without the written consent of the other party, shall be null and of no effect. Notwithstanding the foregoing, COMPANY may assign this AGREEMENT (i) to a purchaser, merging or consolidating corporation, or acquirer of substantially all of COMPANY's assets or business and/or pursuant to any reorganization qualifying under Section 368 of the Internal Revenue Code of 1986 as amended, as may be in effect at such time, or
(ii) to an AFFILIATE of COMPANY subject to the consent of TJU which consent shall not be unreasonably withheld, provided that AFFILIATE shall become responsible for all obligations of COMPANY under this AGREEMENT.

10.11 If any provisions of this AGREEMENT are or become invalid, are ruled illegal by any court of competent jurisdiction or unenforceable under current applicable law from time to time in effect during the term hereof, then in that event, it is the intention of the PARTIES that the remainder of this AGREEMENT shall not be affected thereby.

10.12 This AGREEMENT shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

The PARTIES have duly executed this AGREEMENT as of the date first above written.


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

FOR TJU:                                       FOR COMPANY:

/s/ Jussi J. Saukkonen                         /s/ Carl Spana
--------------------------                     ------------------------------
Jussi J. Saukkonen, M.D.                       Walden Laboratories, Inc.
Dean, College of Graduate                      375 Park Avenue, Suite 1501
Studies & Vice President                       New York,  N.Y.  10152
for Science Policy, Technology
Development, and
International Affairs

11/27/1995                                     11/20/95
-------------------                            ------------------
Date                                           Date

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